EXHIBIT 99.1

              Certification of Chief Executive Officer Pursuant to
                             18 U.S.C. Section 1350,
                             As Adopted Pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002


In connection with the Annual Report of Mattson Technology, Inc. (the "Company") on Form 10-K for the period ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), David Dutton, as Chief Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

     A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.




March 31, 2003                         /S/ DAVID DUTTON
                                      -------------------------------------
                                                  David Dutton
                                             Chief Executive Officer